UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2009

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2009, Pacer International, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with Bank of America, N.A., as Administrative Agent and Swing Line Lender, the letter of credit issuers parties thereto, the lenders parties thereto, and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager.

The A&R Credit Agreement, which maintains the original maturity date of April 5, 2012, provides for a revolving credit facility of up to $125 million (including a $35 million letter of credit facility and a $10 million swing line loan facility), and an accordion feature providing for an increase in the facility of up to $50 million subject to certain conditions (for a total facility of $175 million if such conditions are met).

Borrowing under the facility is determined by a borrowing base equal to the lesser of (a) $125 million less outstanding letters of credit and less the availability block (described below), or (b) an amount equal to (i) 85% of the eligible accounts receivable plus 80% of the net liquidation value of eligible owned railcars and chassis (subject to a cap of $25.0 million and reduced monthly by $250,000 beginning September 30, 2009), minus (ii) the availability reserve (described below).

The availability block is $500,000 per month on a cumulative basis beginning September 30, 2009, except that commencing March 30, 2010 (at which time the availability block will have reached $3 million) the availability block will cease to escalate and instead will be released in four successive equal monthly installments if, and only for so long as, the Company has achieved a fixed charge coverage ratio of greater than 1.25:1.00 for the preceding 12 month period (or for periods ending on or prior to July 30, 2010, for the period beginning August 1, 2009). If the availability block fixed charge coverage ratio is 1.25:1:00 or lower for any such period, the release of any block will be suspended, and the availability block will recommence at the rate of $500,000 per month which will be added to any then existing availability block.

The availability reserve is the sum of (i) the letter of credit reserve, (ii) reserves established by the Administrative Agent for bank products extended to the Company and its subsidiaries by any lender party to the A&R Credit Agreement (such as foreign exchange and cash management services), (iii) obligations of the Company and its subsidiaries secured by liens that are senior to the liens under the A&R Credit Agreement, (iv) the availability block then in effect, and (v) any additional reserves set by the Administrative Agent in its reasonable discretion.

At August 30, 2009, $28.9 million was available under the A&R Credit Agreement pursuant to the borrowing base formula described above, net of $57.2 million in outstanding loans and $24.4 million of outstanding letters of credit. Such availability is subject to change as described above.

Until the delivery of financial statements and a compliance certificate with respect to the period ending March 31, 2010, borrowings under the A&R Credit Agreement will bear interest, at the Company’s option, at a base rate plus a margin of 3.75% per annum, or at a Eurodollar rate plus a margin of 4.75% per annum. Following delivery of such financial statements and compliance certificate, the margin may decline to 3.50% on base rate loans or 4.50% on Eurodollar rate loans if the Company’s fixed charge coverage ratio for the applicable period described below is greater than 1.50:1.00. The base rate is the highest of the prime lending rate of the Administrative Agent, the Eurodollar rate for a 30 day interest period plus 1.0%, or the federal funds rate plus 1/2 of 1%.

The A&R Credit Agreement also provides for letter of credit fees equal to the applicable margin over the applicable Eurodollar rate, and a commitment fee payable on the unused portion of the facility, which shall accrue at a rate per annum ranging from 0.50% to 0.75%, depending on the average loans and letters of credit outstanding as a percentage of the aggregate commitments under the facility.

The A&R Credit Agreement contains affirmative, negative and financial covenants customary for such asset based financings, including, among other things, limits on the incurrence of debt, the incurrence of liens, restricted payments, transactions with affiliates, capital expenditures and mergers and consolidations and a fixed charge coverage ratio. It also contains customary representations and warranties. Breaches of the covenants, representations or warranties may give rise to an event of default. Other events of default include the Company’s failure to pay certain debt, the occurrence of a default with respect to any indebtedness of the Company and its subsidiaries resulting in, or which permits, the acceleration, repurchase, repayment or redemption of such indebtedness, certain insolvency and bankruptcy proceedings, certain ERISA events or unpaid judgments over a specified amount, or a change in control as defined in the A&R Credit Agreement.

The fixed charge coverage ratio requires us to maintain as of the end of each month a minimum ratio for the preceding 12-month period (or for periods ending on or prior to July 30, 2010, for the period beginning August 1, 2009 through the end of the applicable month) of 1.00:1.00 through November 30, 2009, and 1.25:1.00 thereafter. The fixed charge coverage ratio is the ratio of (a) EBITDA (net income plus interest, income taxes, depreciation and amortization expense, non-recurring expenses reducing such net income which do not represent a cash item in the relevant or any future period, non-cash charges or expenses related to equity plans or stock option awards, payroll taxes on exercise of stock options, operating losses associated with Pacer Transport, Inc. (capped at $500,000), and non-recurring operational restructuring charges incurred before August 28, 2010 (capped at $2 million in any three-month period and $5 million in total) minus income tax credits and non-cash items increasing net income) to (b) fixed charges (interest, regularly scheduled principal payments on or redemptions or similar acquisitions for value of borrowed money, income taxes paid in cash, and capital expenditures (other than those financed with borrowed money)).

Credit Agreement limits our annual capital expenditures to $13.5 million for 2009 and $6.5 million for 2010 and thereafter.

The A&R Credit Agreement is guaranteed by all of our domestic subsidiaries and is secured by a first priority, perfected security interest in substantially all of the present and future tangible and intangible assets, intercompany debts, stock or other equity interests owned by the Company and its domestic subsidiaries and a portion of the stock or other equity interests of certain of our foreign subsidiaries. The press release announcing execution of the A&R Credit Agreement is attached hereto as Exhibit 99.1. The A&R Credit Agreement and the related amended and restated security, guaranty and pledge agreements are attached hereto as Exhibits 10.1 through 10.4, respectively. The description of the A&R Credit Agreement above is qualified in its entirety by reference to the full text of the A&R Credit Agreement and the other agreements attached hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits. The following exhibits are filed as part of this report:

Exhibit 10.1	Amended and Restated Credit Agreement dated August 28, 2009 and made by Pacer International, Inc., each of its domestic subsidiaries, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, Bank of America, N.A., as Swing Line Lender and Administrative Agent, and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager.

Exhibit 10.2	Amended and Restated Security Agreement dated August 28, 2009 and made by Pacer International, Inc. and each of its domestic subsidiaries in favor of the Administrative Agent (for the benefit of the Secured Parties)

Exhibit 10.3	Amended and Restated Guaranty dated August 28, 2009 of the Guarantors named on the signature pages thereof in favor of the Administrative Agent, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto and certain other persons

Exhibit 10.4	Amended and Restated Pledge Agreement, dated as of August 28, 2009, between each Pledgor named in the signature pages thereof and Bank of America, N.A., as Administrative Agent

Exhibit 99.1	Press Release dated August 28, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: September 2, 2009	By:	/s/ Brian C. Kane
Brian C. Kane
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
Exhibit 10.1	Amended and Restated Credit Agreement dated August 28, 2009 and made by Pacer International, Inc., each of its domestic subsidiaries, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, Bank of America, N.A., as Swing Line Lender and Administrative Agent, and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager.

Exhibit 10.2	Amended and Restated Security Agreement dated August 28, 2009 and made by Pacer International, Inc. and each of its domestic subsidiaries in favor of the Administrative Agent (for the benefit of the Secured Parties)

Exhibit 10.3	Amended and Restated Guaranty dated August 28, 2009 of the Guarantors named on the signature pages thereof in favor of the Administrative Agent, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto and certain other persons

Exhibit 10.4	Amended and Restated Pledge Agreement, dated as of August 28, 2009, between each Pledgor named in the signature pages thereof and Bank of America, N.A., as Administrative Agent

Exhibit 99.1	Press Release dated August 28, 2009